UNITED STATES
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National Technical Systems, Inc.
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Leading Proxy Advisory Services ISS and Glass Lewis Recommend National Technical Systems Shareholders Reject Dissident Group and Elect Company's Nominees

Shareholders Urged to Follow These Recommendations and VOTE the WHITE Proxy Card Today

CALABASAS, Calif., Sept. 19, 2011 /PRNewswire/ -- National Technical Systems Inc. (NASDAQ:NTSC - News) ("NTS" or the "Company"), a leading provider of testing and engineering services, today announced that leading proxy advisory services Institutional Shareholder Services ("ISS") and Glass Lewis & Co. ("Glass Lewis") have recommended that NTS shareholders reject the Dissident Group and re-elect all of NTS' highly qualified director nominees to its Board of Directors at the upcoming Annual Meeting of Shareholders to be held on September 27, 2011.

In making its recommendation, ISS concluded the following: "NTSC has experienced positive growth in its key financial metrics and diversification of its areas of revenue growth, points which the dissidents have not challenged. The company has also outperformed the broader market index in most of the measurement periods leading up to the proxy contest, other than the one-year period. The oversight of management and current operations, including the results from the board's ongoing acquisition-led strategy, does not appear to suggest that change is needed at the board level."

In its report, Glass Lewis highlighted the Dissident Group's lack of plans for increasing shareholder value, noting, "Moreover, we believe that the Dissidents have failed to prove that its nominees could create more value for shareholders if the Company were to remain a stand-alone entity.  If the Dissidents' 'sell at all cost' plan falls through and the Company is unable to obtain a bid from a potential buyer, the Dissidents do not appear to have any other plans for increasing shareholder value."

Glass Lewis concluded, "Considering our concerns regarding the Dissident Nominees' strategy for the Company, we believe that shareholders would be best served supporting management's slate of nominees at this time."

NTS Chairman Donald J. Tringali commented, "We are pleased that these well-respected proxy advisors have each carefully reviewed the voting alternatives and ultimately recommend that shareholders reject the Dissident Group and vote for all of NTS' director nominees. Most importantly, we take this as affirmation of the Company's strategic plan and a vote of confidence that the current board has operated, and will continue to operate, in a manner that protects the best interests of all NTS shareholders. At the same time, we realize we have work to do to address issues of share price and liquidity and we look forward to performing our duties without the distraction and costs of this proxy contest."

NTS urges all shareholders to follow the recommendations of ISS and Glass Lewis and vote the WHITE card, and only the WHITE card, to re-elect three highly qualified board nominees who have the experience and background necessary to create and grow shareholder value.

About National Technical Systems

National Technical Systems, Inc. is a leading provider of testing and engineering services to the aerospace, defense, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit the Company's website at www.nts.com or call 800-270-2516.

Forward-Looking Statements

The statements in this press release that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for services and products, development of markets for the Company's services and products and other risks identified in the Company's SEC filings.  Actual results, events and performance may differ materially.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding National Technical Systems' business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

Contact: Allen & Caron Inc	National Technical Systems
Jill Bertotti (investors)	William McGinnis, President and CEO
jill@allencaron.com	bill.mcginnis@nts.com
Len Hall (media)	Donald Tringali, Chairman of the Board
len@allencaron.com	don.tringali@nts.com
(949) 474-4300	(818) 591-0776